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                           CONSENT OF DIRECTOR-ELECT

    The undersigned hereby consents to the reference to him as a director-elect of American Crystal Sugar Company from the Moorhead Factory District in the Company's Annual Report on Form 10-K for the fiscal year ending August 31, 1996 and the inclusion of biographical material regarding the undersigned in such Form 10-K.

November 22, 1996                           /s/ MICHAEL ASTRUP
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                                              Michael Astrup